Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

of

HOUGHTON MIFFLIN HARCOURT COMPANY

(a Delaware corporation)

Adopted as of November 13, 2013

(as amended September 24, 2019)

i

HOUGHTON MIFFLIN HARCOURT COMPANY

AMENDED AND RESTATED BY-LAWS

ARTICLE 1

DEFINITIONS

As used in these By-Laws, unless the context otherwise requires, the term:

1.1    “Board” means the Board of Directors of the Corporation.

1.2    “By-Laws” means the By-Laws of the Corporation, as in effect from time to time.

1.3    “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation (including any certificates of designations), as amended or restated from time to time.

1.4    “Chairman” means the Chairman of the Board of Directors of the Corporation.

1.5    “Chief Executive Officer” means the Chief Executive Officer of the Corporation.

1.6    “Commission” means the United States Securities and Exchange Commission or any successor governmental agency.

1.7    “Common Stock” means the shares of common stock, par value $0.01 per share, of the Corporation.

1.8    “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.9    “Corporation” means Houghton Mifflin Harcourt Company.

1.10    “DGCL” means the General Corporation Law of the State of Delaware, as amended.

1.11    “Derivative” has the meaning set forth in Section 2.2(D)(iii).

1.12    “Directors” means the directors of the Corporation.

1.13    “electronic transmission” has the meaning set forth in Section 232 of the DGCL.

1.14    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor law or statute.

1.15    “law” means any U.S. or non-U.S., federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority (including any department, court, agency or official, or non-governmental self-regulatory organization, agency or authority and any political subdivision or instrumentality thereof).

1.16    “Nominating Stockholder” has the meaning set forth in Section 3.3(B).

1.17    [Reserved]

1.18    “Notice of Business” has the meaning set forth in Section 2.2(C).

1.19    “Notice of Nomination” has the meaning set forth in Section 3.3(C).

1.20    “Notice Record Date” has the meaning set forth in Section 2.4.

1.21    “Office of the Corporation” means the executive office of the Corporation, anything in Section 131 of the DGCL to the contrary notwithstanding.

1.22    “Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

1.23    “Proponent” has the meaning set forth in Section 2.2(D)(i).

1.24    “Public Disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press, PR Newswire or comparable U.S. national news service or in a document publicly furnished or filed by the Corporation with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

1.25    [Reserved]

1.26    “Special Meeting Request” has the meaning set forth in Section 2.3.

1.27    “Stockholder Associated Person” means, with respect to any stockholder, any other beneficial owner of stock of the Corporation that is owned by such stockholder and (ii) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the stockholder or such beneficial owner.

1.28    “Stockholder Business” has the meaning set forth in Section 2.2(B).

1.29    “Stockholder Information” has the meaning set forth in Section 2.2(D)(iii).

1.30    “Stockholder Nominees” has the meaning set forth in Section 3.3(B).

1.31    “Voting Commitment” has the meaning set forth in Section 3.4.

1.32    “Voting Record Date” has the meaning set forth in Section 2.4.

ARTICLE 2

STOCKHOLDERS

2.1    Place of Meetings. Meetings of stockholders may be held at such place or solely by means of remote communication or otherwise, as may be designated by the Board from time to time.

2.2    Annual Meetings; Stockholder Proposals. (A) A meeting of stockholders for the election of Directors and other business shall be held annually at such date and time as may be designated by the Board from time to time.

(B)    At an annual meeting of the stockholders, only business (other than business relating to the nomination or election of Directors which is governed by Section 3.3) that has been properly brought before the stockholder meeting in accordance with the procedures set forth in this Section 2.2 shall be conducted. To be properly brought before a meeting of stockholders, such business must be brought before the meeting (i) by or at the direction of the Board or any committee thereof or (ii) by a stockholder who (a) was a stockholder of record of the Corporation when the notice required by this Section 2.2 is delivered to the secretary and at the time of the meeting, (b) is entitled to vote at the meeting and (c) complies with the notice and other provisions of this Section 2.2. Subject to Section 2.2(J), and except with respect to nominations or elections of Directors, which are governed by Section 3.3, Section 2.2(B)(ii) is the exclusive means by which a stockholder may bring business before a meeting of stockholders. Any business brought before a meeting in accordance with Section 2.2(B)(ii) is referred to as “Stockholder Business.”

(C)    Subject to Section 2.2(J), at any annual meeting of stockholders, all proposals of Stockholder Business must be made by timely written notice given by or on behalf of a stockholder of record of the Corporation (the “Notice of Business”) and must otherwise be a proper matter for stockholder action. To be timely, the Notice of Business must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the secretary, by no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that if (i) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of stockholders or (ii) no annual meeting was held during the prior year , the notice by the stockholder to be timely must be received (a) no earlier than 120 days before such annual meeting and (b) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure. In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of a stockholder meeting commence a new time period (or extend any time period) for the giving of the Notice of Business.

(D)    The Notice of Business must set forth:

(i)    the name and record address of each stockholder proposing Stockholder Business (the “Proponent”), as they appear on the Corporation’s books;

(ii)    the name and address of any Stockholder Associated Person;

(iii)    as to each Proponent and any Stockholder Associated Person, (a) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the Proponent or Stockholder Associated Person, (b) the date such shares of stock were acquired, (c) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Stockholder Business between or among the Proponent, any Stockholder Associated Person or any other Persons (including their names) acting in concert with any of the foregoing, (d) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any Stockholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”), (e) a description in reasonable detail of any proxy (including revocable proxies), agreement, arrangement, understanding or other relationship pursuant to which the Proponent or Stockholder Associated Person has a right to vote any shares of stock of the Corporation, (f) any rights to dividends on the stock of the Corporation owned beneficially by the Proponent or Stockholder Associated Person that are separated or separable from the underlying stock of the Corporation, (g) any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which the Proponent or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (h) any performance-related fees (other than an asset-based fee) that the Proponent or Stockholder Associated Person is entitled to based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice. The information specified in Section 2.2(D)(i) to (iii) is referred to herein as “Stockholder Information”;

(iv)    a representation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such Stockholder Business;

(v)    a brief description of the Stockholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-Laws, the language of the proposed amendment) and the reasons for conducting such Stockholder Business at the meeting;

(vi)    any material interest of the Proponent and any Stockholder Associated Person in such Stockholder Business;

(vii)    all other information that would be required to be filed with the Commission if the Proponents or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act; and

(viii)    a covenant that the Proponents shall provide any other information reasonably requested by the Corporation.

(E)    The Proponents shall also provide any other information reasonably requested by the Corporation within ten business days after such request.

(F)    In addition, the Proponent shall further update and supplement the information provided to the Corporation in the Notice of Business or upon the Corporation’s request pursuant to Section 2.2(E) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is the later of ten business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the secretary, by no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days before the date for the meeting (in the case of the update and supplement required to be made as of ten business days before the meeting or any adjournment or postponement thereof).

(G)    The Person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.2, and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(H)    If the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of stockholders to present the Stockholder Business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.2, to be considered a qualified representative of the stockholder, a Person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such Person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(I)    Nothing in this Section 2.2 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

(J)    The notice requirements of this Section 2.2 shall be deemed satisfied with respect to stockholder proposals that have been properly brought under Rule 14a-8 of the Exchange Act and that are included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

2.3    Special Meetings. Special meetings of stockholders may be called by (A) the Board or (B) by written request delivered to the Corporation by stockholders holding together at least 50.1% of all the outstanding shares of Common Stock (a “Special Meeting Request”). Such Special Meeting Request shall state the date, time and place of such special meeting of stockholders (which shall not be earlier than 60 days after the date the Special Meeting Request is delivered to the Corporation (or 90 days in the case of special meetings called to elect one or more directors)) and the purposes for which such special meeting is called. With respect to special meetings of stockholders called by stockholders for purposes of electing directors to the Board, the stockholders providing the Special Meeting Request shall comply with all applicable requirements of Section 3.3. With respect to special meetings of stockholders called by stockholders for purposes other than electing directors to the Board, the stockholders providing the Special Meeting Request shall comply with the requirements of Section 2.2(D). Any special meeting of stockholders may be held by means of remote communication. Upon receipt of a Special Meeting Request, the Board shall promptly fix a record date and provide notice to stockholders of such special meeting in accordance with these By-Laws. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.4    Record Date.

(A)    For the purpose of determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date (the “Notice Record Date”), which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 or less than ten days before the date of such meeting. The Notice Record Date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making such determination (the “Voting Record Date”). For the purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 days prior to such action.

(B)    If no such record date is fixed:

(i)    The record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

(ii)    When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof, unless the Board fixes a new Voting Record Date for the adjourned meeting, in which case the Board shall also fix such Voting Record Date or a date no earlier than such date as the new Notice Record Date for the adjourned meeting.

(iii)    The record date for determining stockholders for purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.5    Notice of Meetings of Stockholders. Whenever under the provisions of applicable law, the Certificate of Incorporation or these By-Laws, stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the Voting Record Date, if such date is different from the Notice Record Date, and, in the case of a special meeting, the purposes for which the meeting is called. Unless otherwise provided by these By-Laws or applicable law, notice of any meeting shall be given, in accordance with Section 232 of the DGCL, not less than ten nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting as of the Notice Record Date. An affidavit of the secretary, an assistant secretary or the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any business that might have been transacted at the meeting as originally called may be transacted at the adjourned meeting. If, however, the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new Voting Record Date is fixed for the adjourned meeting, the Board shall fix a new Notice Record Date in accordance with Section 2.4(B)(ii) hereof and shall give notice of such adjourned meeting to each stockholder entitled to vote at such meeting as of the Notice Record Date.

2.6    Waivers of Notice. Whenever the giving of any notice to stockholders is required by applicable law, the Certificate of Incorporation or these By-Laws, a waiver thereof, given by the Person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a stockholder at a meeting shall constitute a waiver of notice of such meeting except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the stockholders need be specified in any waiver of notice.

2.7    List of Stockholders. The Corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the Voting Record Date is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock of the Corporation registered in the name of each stockholder. Such list may be examined by any stockholder, at the stockholder’s expense, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection as provided by applicable law. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

2.8    Quorum of Stockholders; Adjournment. Except as otherwise provided by these By-Laws, at each meeting of stockholders, the presence in person or by proxy of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting of stockholders, shall constitute a quorum for the transaction of any business at such meeting. In the absence of a quorum, the holders of a majority in voting power of the shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjourned meeting, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.9    Voting; Proxies. At any meeting of stockholders, all matters other than the election of directors, except as otherwise provided by the Certificate of Incorporation, these By-Laws or any applicable law, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. If authorized by the Board, the voting by stockholders or proxyholders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxyholder. Each stockholder entitled to vote at a meeting of stockholders may authorize another Person or Persons to act for such stockholder by proxy but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the meeting a revocation of the proxy or by delivering a new proxy bearing a later date.

2.10    Voting Procedures and Inspectors at Meetings of Stockholders. The Board, in advance of any meeting of stockholders, shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the Person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (A) ascertain the number of shares outstanding and the voting power of each, (B) determine the shares represented at the meeting and the validity of proxies and ballots, (C) count all votes and ballots, (D) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (E) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other Persons to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the Person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No Person who is a candidate for office at an election may serve as an inspector at such election.

2.11    Conduct of Meetings; Adjournment. The Board may adopt such rules and procedures for the conduct of stockholder meetings as it deems appropriate. At each meeting of stockholders, the president or, in the absence of the president, the Chairman or, if there is no Chairman or if there be one and the Chairman is absent, a vice president and, in case more than one vice president shall be present, that vice president designated by the Board (or in the absence of any such designation, the most senior vice president present), shall preside over the meeting. Except to the extent inconsistent with the rules and procedures as adopted by the Board, the Person presiding over the meeting of stockholders shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such Person, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board or prescribed by the Person presiding over the meeting, may include, (A) the establishment of an agenda or order of business for the meeting, (B) rules and procedures for maintaining order at the meeting and the safety of those present, (C) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other Persons as the Person presiding over the meeting shall determine, (D) restrictions on entry to the meeting after the time fixed for the commencement thereof and (E) limitations on the time allotted to questions or comments by participants. The Person presiding over any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding Person should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the Person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary or, in his or her absence, one of the assistant secretaries, shall act as secretary of the meeting. If none of the officers above designated to act as the Person presiding over the meeting or as secretary of the meeting shall be present, a Person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board and, if the Board has not so acted, in the case of the designation of a Person to act as secretary of the meeting, designated by the Person presiding over the meeting.

2.12    Order of Business. The order of business at all meetings of stockholders shall be as determined by the Person presiding over the meeting.

2.13    Action Without a Meeting. (A) Notwithstanding anything to the contrary contained herein, whenever stockholders are required or permitted to take any action at a meeting or by vote, such action may be taken without a meeting, without prior notice and without a vote, by consent in writing setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that the written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

(B)    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board fix a record date. Such written notice must set forth each action that the stockholder proposes to take by written consent, and the stockholder must provide the information to the Corporation that such stockholder would be required to provide under Section 2.3 if the action was proposed to be taken at a special meeting of stockholders. The Board shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 2.13(B)). If no record date has been fixed by the Board pursuant to the first sentence of this Section 2.13(B) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board pursuant to the first sentence of this Section 2.13(B), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by applicable law shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(C)    In the event of the delivery, in the manner provided by this Section 2.13 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation may engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 2.13 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 2.13(C) shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(D)    No written consent shall be effective to take the corporate action referred to therein unless valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 2.13 and applicable law within sixty (60) days of the first date on which a written consent is so delivered to the Corporation, and not revoked.

ARTICLE 3

DIRECTORS

3.1    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders. The Board may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these By-Laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

3.2    Number; Term of Office. The Board shall consist of not fewer than five nor more than ten individuals, with the exact number to be fixed from time to time by the Board pursuant to a resolution adopted by a majority of directors then in office. Each Director shall be elected by the affirmative vote of a plurality of the shares represented in person or by proxy and entitled to vote on the election of Directors at any meeting for the election of Directors at which a quorum is present.

3.3    Nominations of Directors.

(A)    Only Persons who are nominated in accordance with the procedures set forth in this Section 3.3 are eligible for election as Directors.

(B)    Nominations of Persons for election to the Board may only be made at a meeting properly called for the election of Directors and only (i) by or at the direction of the Board or any committee thereof or (ii) by a stockholder who (a) was a stockholder of record of the Corporation when the notice required by this Section 3.3 is delivered to the secretary and at the time of the meeting, (b) is entitled to vote for the election of Directors at the meeting and (c) complies with the notice and other provisions of this Section 3.3. Section 3.3(B)(ii) is the exclusive means by which a stockholder may nominate a Person for election to the Board. Persons nominated in accordance with Section 3.3(B)(ii) are referred to as “Stockholder Nominees.” A stockholder nominating Persons for election to the Board is referred to as the “Nominating Stockholder.”

(C)    All nominations of Stockholder Nominees must be made by timely written notice given by or on behalf of a stockholder of record of the Corporation (the “Notice of Nomination”). To be timely, the Notice of Nomination must be delivered personally or mailed to and received at the Office of the Corporation, addressed to the attention of the secretary, by the following dates:

(i)    in the case of the nomination of a Stockholder Nominee for election to the Board at an annual meeting of stockholders, no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that if (x) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of stockholders or (y) no annual meeting was held during the prior year , notice by the stockholder to be timely must be received (1) no earlier than 120 days before such annual meeting and (2) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure; and

(ii)    in the case of the nomination of a Stockholder Nominee for election to the Board at a special meeting of stockholders, no earlier than 120 days before and no later than the later of 90 days before such special meeting or the tenth day after the day on which the notice of such special meeting was made by mail or Public Disclosure.

(D)    Notwithstanding anything to the contrary, if the number of Directors to be elected to the Board at a meeting of stockholders is increased and there is no Public Disclosure by the Corporation naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered personally and received at the Office of the Corporation, addressed to the attention of the secretary, no later than the close of business on the tenth day following the day on which such Public Disclosure is first made by the Corporation.

(E)    In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination.

(F)    The Notice of Nomination shall set forth:

(i)    the Stockholder Information with respect to each Nominating Stockholder and Stockholder Associated Person;

(ii)    a representation that each Nominating Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

(iii)    all information regarding each Stockholder Nominee and Stockholder Associated Person that would be required to be set forth in a solicitation subject to Section 14 of the Exchange Act, the written consent of each Stockholder Nominee to being named in a proxy statement as a nominee and to serve if elected and a completed signed questionnaire, representation and agreement required by Section 3.4;

(iv)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Stockholder, Stockholder Associated Person or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Nominating Stockholder, Stockholder Associated Person or any Person acting in concert therewith, were the “registrant” for purposes of such Item and the Stockholder Nominee were a director or executive of such registrant;

(v)    all other information that would be required to be filed with the Commission if the Nominating Stockholders and Stockholder Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act; and

(vi)    a covenant that the Nominating Stockholders shall provide any other information reasonably requested by the Corporation.

(G)    The Nominating Stockholders shall also provide any other information reasonably requested by the Corporation within ten business days after such request.

(H)    In addition, the Nominating Stockholder shall further update and supplement the information provided to the Corporation in the Notice of Nomination or upon the Corporation’s request pursuant to Section 3.3(G) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is ten business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the secretary, by no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days before the date for the meeting (in the case of the update and supplement required to be made as of ten business days before the meeting or any adjournment or postponement thereof).

(I)    The Person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed nomination of a Stockholder Nominee was not made in accordance with the procedures set forth in this Section 3.3, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(J)    If the Nominating Stockholder (or a qualified representative of the Nominating Stockholder) does not appear at the applicable stockholder meeting to nominate the Stockholder Nominees, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

For purposes of this Section 3.3, to be considered a qualified representative of a stockholder, a Person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such Person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(K)    Nothing in this Section 3.3 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

3.4    Submission of Questionnaire, Representation and Agreement. Unless the Board determines otherwise, to be eligible to be a nominee for election or reelection as a Director, a Person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.3) to the secretary at the Office of the Corporation a written questionnaire with respect to the background and qualification of such Person and the background of any other Person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such Person (A) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person or entity as to how such Person will act or vote as a Director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such Person’s ability to comply, if elected as a Director, with such Person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any Person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein and (C) in such Person’s individual capacity and on behalf of any Person or entity on whose behalf the nomination is being made, would be in compliance, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Corporation that are applicable to Directors.

3.5    Newly Created Directorships and Vacancies. Any newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board or by the stockholders. Any Director so chosen shall hold office until the next election for which such Director shall have been chosen and until his or her successor shall be elected and qualified.

3.6    Resignation. Any Director may resign at any time by notice given in writing or by electronic transmission to the Corporation.

3.7    Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the Directors shall be necessary to legally convene this meeting, except as provided in this Section 3.7.

3.8    Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places as may be determined from time to time by the Board or its Chairman.

3.9    Special Meetings. Special meetings of the Board may be held at such times and at such places as may be determined by the Chairman or the president on at least 24 hours’ notice to each Director given by one of the means specified in Section 3.12 hereof other than by mail or on at least three days’ notice if given by mail. Special meetings shall be called by the Chairman, president or secretary in like manner and on like notice on the written request of any two or more Directors.

3.10    Meetings via Communications Equipment. Board or Board committee meetings may be held by means of telephone conference or other communications equipment by means of which all Persons participating in the meeting can hear each other. Participation by a Director in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.

3.11    Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.12 hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.12    Notice Procedure. Subject to Section 3.9 and 3.13 hereof, whenever notice is required to be given to any Director by applicable law, the Certificate of Incorporation or these By-Laws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such Director at such Director’s address as it appears on the records of the Corporation or by means of electronic transmission.

3.13    Waiver of Notice. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation or these By-Laws, a waiver thereof, given by the Director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or committee meeting need be specified in any waiver of notice.

3.14    Organization. At each meeting of the Board, the Chairman or, in his or her absence, another Director selected by the Board shall preside. The secretary shall act as secretary at each meeting of the Board. If the secretary is absent from any meeting of the Board, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all assistant secretaries, the Person presiding at the meeting may appoint any Person to act as secretary of the meeting.

3.15    Quorum of Directors. The presence of the greater of (a) a majority of the Directors then in office and (b) one-third of the total number of directors established by the Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

3.16    Actions by Majority Vote. Except as otherwise expressly required by these By-Laws or the Certificate of Incorporation, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

3.17    Action Without Meeting. Unless otherwise restricted by these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained.

ARTICLE 4

COMMITTEES OF THE BOARD

The Board may designate one or more committees, each committee to consist of one or more of the Directors with such lawfully delegable powers and duties as the Board thereby confers, to serve at the pleasure of the Board. There shall exist the following three standing committees, which committees shall have and may exercise the powers and authority set forth in the committee charters adopted by resolution of the Board, as such charters may be amended from time to time by the Board.

Audit Committee. The purpose of the Audit Committee shall be to oversee (a) the accounting and financial reporting processes of the Corporation and related internal controls; (b) the audit of the Corporation’s financial statements; and (c) such other matters as shall be mandated under applicable laws, rules and regulations (including the Exchange Act), as well as listing standards of The Nasdaq Stock Market.

Compensation Committee. The purpose of the Compensation Committee shall be to have responsibility for reviewing, and making determinations or recommendations to the Board, as applicable, with respect to, the compensation of the Corporation’s executive officers, including the Corporation’s Chief Executive Officer, and for incentive compensation, equity-based and pension plans.

Nominating, Ethics and Governance Committee. The purpose of the Nominating, Ethics and Governance Committee shall be to (a) identify individuals qualified to become members of the Board, consistent with criteria approved by the Board; (b) recommend to the Board for approval director nominees, consistent with the Corporation’s director qualifications criteria and any obligations under its contractual arrangements; (c) develop and recommend to the Board for approval corporate governance guidelines and ethics policies applicable to the Corporation; and (d) oversee the evaluation of the Board.

The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of law (including the limitations of Section 141(c) of the DGCL), shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers that may require it. Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the Board. Except as otherwise provided in the Certificate of Incorporation, these By-Laws, or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE 5

OFFICERS

5.1    Positions; Election. The officers of the Corporation shall be a Chairman, president, a secretary, a treasurer and any other officers, including, without limitation, a Chief Executive Officer, a chief financial officer, and one or more vice presidents, as the Board may elect from time to time, who shall exercise such powers and perform such duties as shall be determined by the Board from time to time. Any number of offices may be held by the same Person.

5.2    Term of Office. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time with or without cause by the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board. The election or appointment of an officer shall not of itself create contract rights.

5.3    Chairman. The Chairman shall preside when present at all meetings of the stockholders and the Board. The Chairman shall advise and counsel the President and other officers and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Chairman must be a Director.

5.4    Chief Executive Officer. The Chief Executive Officer shall have such powers and perform such duties as the Board may from time to time designate.

5.5    President. The president shall have general supervision over the business of the Corporation and other duties incident to the office of president, and any other duties as may from time to time be assigned to the president by the Board and subject to the control of the Board in each case.

5.6    Vice Presidents. Vice presidents shall have the duties incident to the office of vice president and any other duties that may from time to time be assigned to the vice president by the president or the Board.

5.7    Chief Financial Officer. The chief financial officer shall have such powers and perform such duties as the Board may from time to time designate.

5.8    Secretary. The secretary shall attend all meetings of the Board and of the stockholders, record all the proceedings of the meetings of the Board and of the stockholders in a book to be kept for that purpose and perform like duties for committees of the Board, when required. The secretary shall give, or cause to be given, notice of all special meetings of the Board and of the stockholders and perform such other duties as may be prescribed by the Board or by the president. The secretary shall have custody of the corporate seal of the Corporation, and the secretary or an assistant secretary, shall have authority to affix the same on any instrument that may require it, and when so affixed, the seal may be attested by the signature of the secretary or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature. The secretary or an assistant secretary may also attest all instruments signed by the president or any vice president. The secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, perform all duties incident to the office of secretary of a corporation and such other duties as may from time to time be assigned to the secretary by the Board or the president.

5.9    Treasurer. The treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board, against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed, regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation, have the right to require from time to time reports or statements giving such information as the treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same, render to the president or the Board, whenever the president or the Board shall require the treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation, disburse the funds of the Corporation as ordered by the Board and, in general, perform all duties incident to the office of treasurer of a corporation and such other duties as may from time to time be assigned to the treasurer by the Board or the president.

5.10    Assistant Secretaries and Assistant Treasurers. Assistant secretaries and assistant treasurers shall perform such duties as shall be assigned to them by the secretary or by the treasurer, respectively, or by the Board or the president.

ARTICLE 6

GENERAL PROVISIONS

6.1    Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates or all of such shares shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. If any shares are represented by certificates, such certificates shall be in the form approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

6.2    Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

6.3    Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

6.4    Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, satisfy the requirements of Section 224 of the DGCL. The Corporation shall so convert any records so kept upon the request of any Person entitled to inspect such records pursuant to applicable law.

6.5    Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

6.6    Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December in each year, unless otherwise determined by the Board.

6.7    Amendments. These By-Laws may be amended or repealed and new By-Laws may be adopted by the Board, but the stockholders may make additional By-Laws and may alter and repeal any By-Laws whether such By-Laws were originally adopted by them.

6.8    Conflict with Applicable Law or Certificate of Incorporation. These By-laws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these By-laws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law and the Certificate of Incorporation.

6.9    Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-laws, or (D) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants therein. Any Person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this By-law.